Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 67 to Registration Statement No. 002-67004 on Form N-1A of our report dated September 11, 2014 relating to the financial statements and financial highlights of Advisor Real Estate Fund, and our reports dated September 17, 2014 relating to the financial statements and financial highlights of Advisor Consumer Discretionary Fund, Advisor Industrials Fund, Advisor Financial Services Fund, Advisor Health Care Fund, Advisor Energy Fund, Advisor Technology Fund, Advisor Utilities Fund, Advisor Biotechnology Fund, Advisor Communications Equipment Fund, and Advisor Electronics Fund, each a fund of Fidelity Advisor Series VII Trust, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series VII Trust for the year ended July 31, 2014, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts

September 25, 2014